DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant               [X]

Filed by a Party other than the    [_]

Registrant

      Check the appropriate box:

[_]        Preliminary Proxy Statement

[_]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_ ]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

            Dreyfus Funds, Inc. - Dreyfus Discovery Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)        Proposed maximum aggregate value of transaction:

(5)        Total Fee Paid:

[_] Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

            Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

DREYFUS DISCOVERY FUND - PROXY LITE MESSAGE

“Hello. This is Robert DelToro, Telecommunications Specialist III of Dreyfus.

I am calling you because you are a shareholder of the DREYFUS DISCOVERY FUND.

Recently, you were sent a prospectus/proxy statement concerning an important proposal for the fund.  The purpose of my call today is to encourage you to vote. Your vote is very important to the fund.

Fund shareholders may vote in one of four ways: by mailing the proxy card, by telephone, by website or by attending the shareholder meeting on Wednesday, March 3, 2010.  Please refer to your proxy statement for more detailed voting instructions including the control number you will need to vote, the phone number to vote, the web address for voting and where to call if you have additional questions.

If you have questions or are unable to find your prospectus/proxy statement and would like to receive a new copy, please call the Fund’s Proxy Solicitor, Broadridge Financial Services, at 1-866-586-0512.

Thank you for investing with Dreyfus.

Goodbye.”